Focused on Our Future Annual Investor FactBook Published February 8, 2024

Table of Contents Investor FactBook - Published February 8, 20242 5 Stand-Alone Transmission Segment 54 - 61 3 Distribution Segment 35 - 42 4 Integrated Segment 43 - 53 6 Corporate Responsibility/EESG 62 - 74 7 IR Contacts & Other Information 75 - 81 2 Financial Guidance 14 - 34 1 FirstEnergy Overview 3 - 13 Unless otherwise noted, all numbers are as of December 31, 2023. These materials represent the 2024-2028 planning period and are subject to change in the future based on regulatory filings and approvals and other changes. Capital investment dollars and rate base are shown on a consolidated basis. Investment Plan includes capital-like investments that earn a return.

FirstEnergy Overview Investor FactBook - Published February 8, 2024 Focused on Our Future 3

OH PA NJ MD WV FirstEnergy Overview Investor FactBook - Published February 8, 20244 $49B Total Assets 6M+ Total Customers 24K Transmission Miles 65K Square Miles of Service Territory $29B 2024F Rate Base 12K Employees Forward-thinking electric utility centered on integrity, powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger 2024F Rate Base Summary Regulated Fossil Generation plants Regulated Renewable Generation plants $11.4B 39% $9.4B 32% $8.4B 29% Distribution Integrated Stand-Alone Transmission $29B ~95% T&D

Our Value Proposition

Strong Growth Outlook

6-8% long-term annual Operating EPS growth[1]

Energize365 T&D Investment Plan of $26B through 2024-2028

9% Average Annual Rate Base Growth 2024-2028

Significant infrastructure **investment opportunities** beyond plan horizon

Attractive Risk Profile

Targeted 14-15% FFO/Debt over plan horizon

No incremental equity needs expected through the planning period beyond Employee Benefit programs of up to ~$100M annually

Constructive regulatory frameworks with **75% of planned investment in formula rate programs**

Low-risk **diversified T&D asset mix with strong affordability position**

Compelling Total Shareholder Return

Attractive total shareholder return of 10-12%+ with potential for upside
(6-8% Operating EPS growth and 4%+ dividend yield)

Vastly improved earnings quality, driven by **core regulated business growth**

Committed to dividend growth in line with earnings growth, targeting **dividend payout ratio of 60-70%**

Our diversified asset mix, coupled with an improved balance sheet and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide solid risk-adjusted returns to our investors

[1] As measured year-over-year off prior midpoint guidance. The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 81 for more information.

5

Investor FactBook - Published February 8, 2024

FirstEnergy

Our Strategy to Transform FirstEnergy into a Premier Utility Investor FactBook - Published February 8, 20246 A Strong Foundation: Built by passionate and engaged employees A Customer-Centered Focus: Exceeding expectations through modern experiences, electrification and affordable energy bills Enabling the Energy Transition: Strategic investments for a clean, reliable, resilient and secure grid • A culture of ethics and integrity: a trusted partner to our stakeholders • A safe workplace: where all employees take responsibility for safety and well-being • A diverse, equitable and inclusive work environment: empowering all employees • A focus on accountability to stakeholders: driving performance excellence • A commitment to stewardship: valuing our customers, communities and the environment • Technology and digital upgrades to enhance the customer experience, expand communication channels and improve satisfaction • Sustainable products, solutions and tools to fulfill our customers’ energy needs • New programs focused on emerging technologies to drive electrification • Value driven investments and operational excellence to lower total energy bills and to assist our underserved customers • Customer-focused investments that support a secure electric grid, reduce service interruptions and enable electrification and other clean energy trends • Transmission investments that embrace innovation and technology to support grid reliability, resiliency and carbon neutrality goals • Distribution investments to build the grid of the future and leverage advanced metering infrastructure and grid modernization projects that automate and optimize our system Integrated Employee, Environmental, Social and Governance throughout FirstEnergy’s strategy

Recent Accomplishments • Piloted an array of employee-led sessions to foster deeper connections between leadership and our workforce • Conducted the first Compliance Risk Assessment and completed 118 programmatic actions to enhance our ethics and compliance culture • Delivered savings and continuous improvement opportunities through 98 employee-led initiatives • Reinforced our commitment to prevent workplace illnesses and injuries by completing over 65,000 field verifications, enhancing our workplace safety communications and educating employees on leading indicators and preventative measures • Surpassed our goal of planting over 20,000 trees across our service territory and continued to donate time and resources to support our communities • Dedicated 32% of FirstEnergy Foundation spend to DEI initiatives and supported 341 unique organizations with programmatic grants • Enhanced our performance management process to bring more transparency and ensure employees receive meaningful performance feedback • Restructured the organization to shift decision-making and accountability closer to customers and established a business unit leadership structure responsible for financial and operational performance as well as regulatory outcomes Future Initiatives • Continue our culture transformation with a strong focus on employee inclusion and belonging through our speak-up culture • Embed continuous improvement through employee input and ongoing ideation to improve processes, efficiencies and cost effectiveness • Leverage technical advancements and our employee good catch process to enable more timely and effective communication of safety conditions and concerns • Enhance our individual performance modifier to align employee accountability, contribution and performance reward and recognition with successful business outcomes • Continue staffing our organizational structure and filling critical leadership and front-line positions A Strong Foundation Built by passionate and engaged employees Investor FactBook - Published February 8, 20247

Recent Accomplishments • Delivered consistent messaging and education to customers through customer newsletters, human service outreach and energy saving campaigns • Implemented customer-facing systems and improved customer experiences through customer journey enhancements • Utilized digital strategies and identified customers' unique situations in collections to reduce risk and drive efficiencies • Developed and deployed new technology and digital products such as eBill, autopay and chatbots to help meet our customers' needs • Regularly educated customers about affordability options such as energy efficiency, shopping and human services programs • Assisted with the customer connection and energization of the first National Electric Vehicle Infrastructure (NEVI) EV charging station site in London, Ohio • Deployed an enterprise-wide source-to-pay system to increase the efficiency of purchasing products and services in support of our customers Future Initiatives • Ensure timely and accurate communication to customers through our care center staffing strategy, improved estimated time of restoration communications, and meeting customers in the channels they use through preference center development • Continue to implement and improve customer-facing core systems and digital enhancements • Expand billing and controls capabilities across our systems through automation and improve customer experience through website design • Advocate for policies that enable us to grow our human service, energy efficiency and conservation programs to make energy affordable for our most vulnerable customers • Assess customer connection process and implement efficiencies • Deploy Maryland Electric School Bus Pilot to support our energy transition strategy • Invest in Energy Efficiency programs and proposals in PA, NJ, MD and OH A Customer-Centered Focus Exceeding expectations through modern experiences, electrification and affordable energy bills Investor FactBook - Published February 8, 20248

Recent Accomplishments • Invested in customer-focused programs helping customers make informed decisions and manage their energy consumption through energy efficiency, smart meter (currently deployed to 3 million customers & increasing), electric vehicles (MD & NJ) and battery storage (MD) programs. • Continued improvement in transmission reliability through investments that support increased capacity, reducing outages and load exposure and evolving grid dynamics. • Awarded project to build new and upgrade existing transmission infrastructure to connect NJ offshore wind. • Awarded PJM Transmission Reliability project to address increased data center load. • Enhanced distribution grid of the future through Grid Modernization programs (OH Grid Mod I & PA LTIIP) that support infrastructure and technology upgrades. • Completed first of five planned utility-scale solar generation sites in West Virginia (80-acre solar site) to help bolster and diversify the region’s energy mix. Future Initiatives • Launching Energize365, a multi-year grid evolution platform that will deliver the energy our customers depend on today while also meeting the challenges of tomorrow. With planned investments of $26 billion between 2024 and 2028, the company will install advanced equipment and technologies that will strengthen and modernize our transmission and distribution infrastructure. • Distribution investments to improve overall reliability, drive system resiliency through automation technology and communication and ensure proactive accommodation of new customers while powering a sustainable future. • Transmission investments to build capacity and support evolving grid dynamics, implementing new designs and technologies to reduce load at risk and improve overall health of the grid to enhance reliability. Enabling the Energy Transition Strategic investments for a clean, reliable, resilient and secure grid Investor FactBook - Published February 8, 20249

Recent Accomplishments Investor FactBook - Published February 8, 202410 ▪ Equity proceeds totaling ~$7B since late ’21, equivalent to issuing common equity at $87/sh or 36x LTM P/E • FET 30% Sale: $3.5B with Brookfield (expected to close in 1Q24) • FET 19.9% Sale: $2.4B with Brookfield (closed in May ‘22) • Common Equity: $1B (Blackstone) at $39/sh (closed Dec ’21) ▪ De-risked pension through December ’23 lift-out transaction and May ’23 contribution ▪ $1.5B FE Corp. convertible debt issued in May ’23 to optimize financing plan in high interest rate environment ▪ Awarded Transmission projects of $1.5B+ to support NJ Offshore Wind and Data Centers ▪ Added key leaders to executive team and shifting decision-making and accountability closer to the customer ▪ EPS: Exceeded guidance midpoints in ‘23 and ‘22; Y-o-Y growth of 6% despite significant pension and weather headwinds ▪ Investment Plan: Increased and executed ‘23 plan by $300M to $3.7B ▪ O&M: Achieved ‘23 Baseline O&M reduction of ~$210M vs. 2022 or 14% ▪ Dividend: Resumed dividend growth, with two quarterly declarations of $0.41/sh in ’23 (Total declared dividends of $1.60/sh in ’23) ▪ Rating Agencies: Remain on positive outlook at S&P (BB+) and ratings under review for upgrade at Moody’s (Ba1); Upgraded to BBB- at Fitch in July ’22 (FE Corp. Senior Unsecured ratings referenced above) ▪ HoldCo Debt: Reduced FE Corp. LT Debt as % of Total Balance Sheet Debt to 26% vs. 33% at YE 2021 ▪ Approved/Settled Distribution Base Rate Cases totaling over $200M in annual revenue increases and representing $7B in rate base • MD: $29M revenue increase • WV: Filed settlement with $105M revenue increase • NJ: Filed settlement with $85M revenue increase ▪ Filed Investment Programs totaling ~$2.5B • OH Grid Mod II • NJ IIP & NJ EE&C ▪ Filed OH ESP V in April ’23 with a focus on reliability, affordability and stewardship ▪ Completed PA Consolidation (effective Jan ’24) Strategic Regulatory Financial

Simplifying Segments to Align with New Organizational Structure

New segment reporting beginning with 1Q 2024 results

We are shifting decision-making and accountability closer to the customer to facilitate greater execution

- Greater transparency into business unit performance
- Alignment of cash flow, credit metrics, balance sheet and earnings
- Simplifies segment reporting so entire entity resides within segment
- Consistent with peers

% of 2024F Operating EPS:

Distribution (~45%)

Ohio
- Cleveland Electric Illuminating Co. (CEI)
- Toledo Edison Co. (TE)
- Ohio Edison Co. (OE)

Pennsylvania[1]
- FirstEnergy Pennsylvania Electric Company (FE PA)

\+

Integrated (~35%)

New Jersey
- *Tx & Dx* Jersey Central Power & Light Co. (JCP&L)

WV & MD
- *Tx & Dx & Gx* Monongahela Power Co. (MP)
- *Tx & Dx* Potomac Edison Co. (PE)

\+

Stand-Alone Transmission (~20%)

Transmission Companies
- FirstEnergy Transmission, LLC (FET)
  - American Transmission Systems Inc. (ATSI)
  - Trans-Allegheny Interstate Line Co. (TrAILCo)
  - Mid-Atlantic Interstate Transmission, LLC (MAIT) [2]
- Keystone Appalachian Transmission Co. (KATCo) [3]

\+

Corp/Other

FE Parent Debt and Other Obligations
- Holding company interest
- Legacy investments
- Former subsidiaries pension/OPEB

[1] Former PA utility companies merged with and into FE PA, however, FE PA continues to do business under the legacy utility company name and will continue to have separate rate districts until future base rate case filings
[2] FE Corp. holds a minority interest/share of MAIT
[3] KATCo includes former utility transmission assets of WPP

11 Investor FactBook - Published February 8, 2024

FirstEnergy

Our Aspiration to be a Premier Utility is powered by… • A diverse team of Employees built by a passionate and engaged workforce • A commitment to reliable and affordable service for our Customers • Embedding Continuous Improvement as part of our culture • Advancing equitable and inclusive business practices to enable positive change for our Communities • Acting as good stewards for our Environment • Maintaining positive relationships with Regulators and Stakeholders • Delivering sustainable growth and executing on our financial commitments to Shareholders Investor FactBook - Published February 8, 202412

Investor FactBook - Published February 8, 202413

Financial Guidance Investor FactBook - Published February 8, 2024 Focused on Our Future 14

Financial Guidance Overview Investor FactBook - Published February 8, 202415 LONG-TERM GUIDANCE 2024 GUIDANCE 9% Average Annual Rate Base Growth in 2024-2028 6-8% Long-Term Annual Operating EPS Growth 60-70% Dividend Policy: Targeted Payout Ratio $26B Energize365 Investment Plan 2024-2028 No Equity Excl. Employee Benefit programs of up to ~$100M/year 14-15% FFO/Debt Target $4.3B 2024 Investment Plan $2.61-$2.81/sh 2024 Earnings Guidance $1.70/sh Subject to Board Approval 14-15% FFO/Debt Represents 7% growth vs 2023 Guidance midpoint Plan to declare four dividends of $0.425/sh in 2024; 6.25% increase vs. $1.60/sh declared in 2023 Represents a 16% increase vs 2023 Significant improvement in credit metrics post-FET transaction

2024-2028 Investment Plan Summary



~75%
Formula Rate
~25%
Rate Base Recovery
7%
Transmission: Regulatory Required
2%
Fossil Generation
9%
Transmission: Operational Flexibility
12%
Transmission: Enhance System Performance
36%
Infrastructure Renewal
$26B
2024-2028
17%
Transmission: Upgrade System Condition
6%
Clean Energy
11%
Grid Modernization

State Regulated: 55%
FERC Regulated: 45%

ENERGY TRANSITION: Distribution and Transmission investments to support improvements in grid reliability and resiliency and support interconnection of renewable sources

- **Clean Energy:** WV Solar Generation, Energy Efficiency, EV infrastructure, Energy Storage
- **Grid Modernization:** Programs to drive system resiliency through automation technology and communication (OH Grid Mod II, PA LTIIP, Energize NJ (IIP), Smart Meter)
- **Transmission:**
  - Operational Flexibility Projects (build capacity and support evolving grid such as interconnection of NJ Offshore Wind and Data Center load)
  - Enhance System Performance (implement new designs/technologies to reduce load at risk)
  - Upgrade System Conditions (enhance reliability)
  - Regulatory Required Projects

Infrastructure Renewal: Base distribution projects to address aging infrastructure (system break/fix, substation equipment replacement)

Fossil Generation: Projects to maintain operations of fossil plants and remain compliant with environmental regulations through the end of their useful life

Our Scale and Diversity provides low-risk flexibility to seamlessly shift investments as needed

16 Investor FactBook - Published February 8, 2024

Investment Plan Summary (2023-2028) Investor FactBook - Published February 8, 202417 $1.0 $1.2 $1.3 $1.5 $1.7 $1.8 $1.3 $1.7 $1.8 $2.0 $2.2 $2.4$1.3 $1.4 $1.5 $1.6 $1.7 $1.9 2023A 2024F 2025F 2026F 2027F 2028F Corp/Other Stand-Alone Transmission Integrated Distribution $5.7B $6.2B $3.7B $4.3B $4.7B $5.2B Our scale and diversity across five states and FERC provides for flexibility in plan as needed Energize365 $26B investment plan (’24-’28) to strengthen the grid and enable the energy transition ~75% formula rate investments through planning period $1.0 $0.8 $0.5 $1.3 2023A Corp/Other RT RT- Integrated RD- Integrated RD $3.7B RD $1.9B RT $1.8B Segment View As of year-end 12/31/2023

$1.0 $1.2 $1.3 $1.7 $1.3 $1.4 2023A Grid Modernization Transmission Clean Energy Infrastructure Renewal Fossil Generation 2024F Corp/Other Stand-Alone Transmission Integrated Distribution $3.7B $4.3B • Supports grid reliability and resiliency • Supports connection of renewable sources Drive grid resiliency through automation technology and communication Addresses aging infrastructure $200M $85M • Upgrade System Condition • Enhance System Performance • Operational Flexibility • Regulatory Required Energy Transition 2023-2024 Investment Plan Drivers Investor FactBook - Published February 8, 2024 $175M $55M 18 (Tx $0.5) (Tx $0.6) Remain compliant with environmental regulations $30M Infrastructure Renewal Fossil Generation

Stand-Alone Transmission growth driven by 100% formula investments which enhance grid reliability and resiliency $10.9 $11.4 $12.0 $12.8 $13.6 $14.6 $8.7 $9.4 $10.4 $11.5 $13.0 $14.5 $7.7 $8.4 $9.0 $10.0 $11.0 $12.0 2023A $2.1B 2024F $2.0B 2025F $2.3B 2026F $2.7B 2027F $2.8B 2028F $2.7B Distribution Integrated Stand-Alone Transmission Rate Base Summary (2023-2028) Investor FactBook - Published February 8, 202419 Notes: Rate Base amounts exclude CWIP balances of ~$2.0B to ~$2.8B per year that earn AFUDC. Maryland rate base includes CWIP. Maryland also includes Tx assets of PE-VA. Includes capital-like investments that earn a return. $B $27.3B $29.2B $31.4B $34.3B $37.6B $41.1B $10.9 $7.0 $1.7 $7.7 2023A RT RT- Integrated RD- Integrated RD RD $17.9B RT $9.4B Segment View As of year-end 12/31/2023 Integrated growth driven by $10B investments (~35% Tx, ~60% Dx, and ~5% Gx), enabling the energy transition and supporting grid modernization Distribution growth driven by investments to modernize the grid and renew aging infrastructure CWIP 2024F FE Rate Base: $25.8B (excluding Brookfield)

Targeting 6-8% Annual Operating EPS Growth[1]

With Significantly Improved Earnings Quality

Above average Regulated earnings growth in 2023-2025 offsets declining Signal Peak earnings…



Actual: $2.41/sh
$2.40/sh
(Guidance Midpt)
~7% Growth vs. '22 Midpt
$2.56/sh
$2.54/sh
~7% Growth vs. '23 Midpt
Midpoint
$2.71/sh
Continued 6-8% Annual Operating EPS growth
(off midpoint of prior year guidance)
Signal Peak
Pension / OPEB
$0.23/sh
$0.41/sh
$0.24/sh
$0.12/sh
$0.12/sh
$0.10/sh
2022A
2023A
2024F
2025F
2026F
2027F
2028F
Annually Post-2028
% of Lower Quality Earnings:
27%
14%
8%
De minimis

… Beyond 2025, earnings growth driven by T&D rate base growth and financial discipline

Key Planning Assumptions

- **Average Rate Base (RB) growth of 9%,** including 75% of annual investments in formula rate programs
- **New Base Rates:**
  - Integrated, representing $7B in RB underearning by 4% with planned rates implemented 2023-2024
  - Distribution, representing $12B in projected RB underearning with planned rates implemented in 2025 or after
  - Other filings for new base rates to ensure fair recovery and return on investments
- **Customer Demand**
  - Normal weather; 2023 included -$0.22/sh impact from abnormal weather conditions
  - Weather-adj sales: avg annual increase of 1%
- **Base O&M**
  - 2024F $1.35B, representing a 5% increase associated with accelerated work from 2023 to 2022
  - Thereafter, avg. annual increase of < 2%
- **Signal Peak:** Declining earnings contribution ($0.12/sh in '24, de minimis thereafter)
- **Pension/OPEB:** EPS credit flat at ~$0.10/sh per year (excludes rate credit provided to customers through base rate updates)

[1] The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 81 for more information. See slides 78-79 for 2023 GAAP to Non-GAAP reconciliation. As previously reported, 2022 Operating (Non-GAAP) EPS of $2.41 is based on GAAP EPS of $0.71/sh and special items of $1.70/sh.

20 Investor FactBook - Published February 8, 2024

FirstEnergy

2024 Earnings Guidance: $2.61 - $2.81/sh ~7% EPS Growth vs. 2023 Guidance Midpoint Investor FactBook - Published February 8, 202421 ($0.01) $0.70 $0.67 $1.20 2023A Operating EPS (573M shares) 2024 EPS Guidance (576M shares) ($0.07) $0.57 $0.98 $1.23$2.54 Guidance midpt 2024F Segment EPS Ranges Distribution $1.19-$1.27 Integrated $0.95-$1.01 Stand-Alone Transmission $0.56-$0.58 Corp/Other ($0.09)-($0.05) FE $2.61-$2.81 + New base rates (Integrated) representing $7B in Rate Base underearning by 4% + Tx rate base growth + Dx formula capital programs + Normal weather: • D: +$0.15 • I: +$0.07 - FET 30% sale: -$0.16/sh (March close) + Interest expense lower due to debt reductions from use of FET proceeds and interest income from vendor takeback note, partially offset by debt issuances - Base O&M higher due to accelerated work from ‘23 into ‘22; $1.35B in ’24F vs $1.28B in ‘23 - Depreciation & Property Taxes higher from increasing asset base; new rates in WV - Eff. Tax Rate: -$0.20/sh (~22-23% vs. 16.2% in ’23) - Signal Peak: -$0.12/sh ($0.12/sh vs. $0.24/sh in ’23) - Pension/OPEB credit slightly lower primarily due to Dec ‘23 lift-out transaction (1) See slides 78-79 for GAAP to Non-GAAP reconciliation +12% Regulated Growth (excluding Signal Peak) 7% year-over-year earnings growth

Long-Term Load Forecast Weather-Adjusted; M MWHs Investor FactBook - Published February 8, 202422 (1) Commercial includes street lighting Industrial 38% Commercial 24% Residential 38% Balanced Customer Mix (2024F) 55.9 56.2 56.2 56.5 56.8 57.4 36.2 36.3 35.9 35.3 34.9 34.5 55.5 56.1 57.4 59.7 61.7 62.4 2023A 2024F 2025F 2026F 2027F 2028F 154.3 147.6 148.6 149.5 151.5 153.4 Ind Com(1) Res ■ Residential sales continue to benefit from continued remote work conditions and includes growth from electric vehicle adoption – Higher demand for homes and larger home space; lower demand for office space ■ Strong Industrial growth driven by customer expansions and data center growth (primarily in MD) Key drivers to consider over time ■ Economic factors ■ Energy efficiency adoption and mandate changes ■ Customer growth ■ Accelerated electrification (i.e., electric vehicles) ■ Distributed generation adoption ■ Workplace flexibility policies

Commitment to Affordability

Average Customer Bills by State



OHIO
[state avg $181]
$175 $178 $181 $209 $168 $172
CEI OE TE AEP DPL DUK
FE Rates 3% < peer avg
Next planned BRC: May 2024
PENNSYLVANIA
[state avg $186]
$187 $200 $181 $155 $209 $198 $173
ME PN PP WPP DUQ PECO PPL
FE Rates 7% < peer avg
Next planned BRC: Q2 2024
NEW JERSEY
[state avg $197]
$150 $155 $231 $200 $200
JCP&L Current
JCP&L Settlement
ACE PSEG RECO
FE Rates (Settlement) 26% < peer avg
WEST VIRGINIA
[state avg $152]
$124 $133 $170 $170
MP & PE Current
MP & PE Settlement
AEP (AP) AEP (WP)
FE Rates (Settlement) 22% < peer avg
MARYLAND
[state avg $183]
$138 $177 $199 $218
PE Approved
BGE Delmarva PEPCO
Approved FE Rates 30% < peer avg

Rates as of 1/1/2024, except for JCP&L and MP & PE Settlements

Customers' electricity wallet (% of household spend) has decreased to 1.3% from 1.6% in our states between 1997 and 2022

Supporting Affordability for our Customers

- **Focus on continuous improvement and managing our O&M costs below the rate of inflation**
  - O&M increase target <2% annually through 2028
- **Energy Efficiency Programs (and proposals) include:**
  - **PA Phase IV** EE: 2021-2026
  - **NJ EE&C:** 1st triennium (Jul '21-Dec '24), filed for 2nd triennium (Jan '25-Jun '27)
  - **MD EmPOWER**: 2024-2026
  - **OH:** proposed 4-year EE programs as part of ESP V filing
- **Recent customer assistance initiatives include:**
  - **NJ & WV:** As part of recent base rate case settlements, launching an Energy Assistance Outreach Team to enhance ongoing efforts to increase awareness, education and participation in energy assistance programs available to eligible, low-income customers
  - **OH:** As part of ESP V filing, proposed stewardship commitments including support for low-income customers and EVs

Energize365 is focused on enhancing the customer experience while maintaining our strong affordability position with rates at or below our in-state peers

23 Investor FactBook - Published February 8, 2024

FirstEnergy

2024 Key Regulatory Proceedings by Jurisdiction

Jurisdiction	Proceeding	2024
Ohio	HB6-Related Proceedings[1]	Active
	Grid Modernization II	Active
	Electric Security Plan V (ESP V)	Active
	Base Rate Case	Planned
Pennsylvania	Long-Term Infrastructure Improvement Plans (LTIIP) III	Planned
	Base Rate Case	Planned
	PA PUC approval of FET 30% Interest Sale	Active
New Jersey	Energy Efficiency Plan	Active
	Management Audit	Active
	Base Rate Case	Active
	Infrastructure Investment Program (IIP)	Active
West Virginia	50 MW Utility Scale Solar (Phase I)	Active
	Annual Expanded Net Energy Cost (ENEC) Rate	Active
	Base Rate Case	Active
	Depreciation Case	Active
Maryland	MD Electric School Bus Pilot	Active
	MD EV Phase II	Planned
	Energy Efficiency Plan	Active
FERC	FERC Rulemaking and Proceedings Regarding Transmission Planning	Active

We plan to enhance the customer experience and pursue necessary filings over time to ensure fair recovery and return on investments while focusing on customer affordability

Type of Proceeding (Font Color)

Programs | HB6 Proceedings | Audits | Base Rate Cases | Other Filings

Timing of Proceeding (Box Color)

Represents active proceedings

Represents planned proceedings

Timelines are subject to change based on regulatory process

[1] Includes DCR Audit (vendor payments, naming rights and agreement disclosure review), Political and Charitable Spending, Corporate Separation Audit and DMR Review.

24 Investor FactBook - Published February 8, 2024

FirstEnergy

Baseline O&M (2022-2028) Investor FactBook - Published February 8, 202425 2022A 2023A 2024F 2025F 2026F 2027F 2028F Corp/Other Integrated Distribution $1,450M $1,280M $1,350M Long-Term Baseline O&M Forecast 2023 to 2024 Baseline O&M Drivers Targeting an average annual increase of < 2% 2024-2028 with baseline O&M annual spend of $1.35B-$1.45B $1,280M $1,350M $1,492M 2024F O&M 10% below 2022A, 6% below when adjusted for timing

2024-2028 Financing Plan

Our 2024-2028 financing plan supports 14-15% FFO/Debt at FE Corp, enhanced investment plan with no additional equity needs, investment-grade utility metrics and continued dividend growth

Expect Cash from Ops (~$4B/year) to fund equity portion of enhanced investment plan and continued dividend growth

Targeting < 20% FE Corp. HoldCo debt as a % of total debt by YE 2026



$20.4B
$3.5B
$8.4B
($26B)
$6.3B
Expect to close in March '24, ($2.3B+ proceeds in cash & remainder paid by YE24)
Cash From Operations (GAAP)
30% FET Sale
Net LT & ST Debt Financing Need (1)
Investment Plan
Cash Available For Common Dividends, Minority Interest Distributions, and Other Deployment

Improved Cash from Operations from T&D regulated growth and cost recovery as well as absence of refunds and other costs in prior years

2024 Long-Term Debt Financing Plan

	Issuances	Redemptions	Notes
JCP&L		($500)	4.7% due 4/1/24
MP		($400)	4.1% due 4/15/24
ME		($250)	4.0% due 4/15/25
PN		($200)	4.15% due 4/15/25
FE Corp		($460)	7.375% due 11/15/31
CEI	$300	($300)	5.5% due 8/15/24
ATSI	$150		New issuance
MAIT	$250		New issuance
KATCo	$200		New issuance
FET	$800	($600)	4.35% due 1/15/25
Sub-Total	$1,700	($2,710)	($1,010M) Net change

- **Manageable financing plan in 2024**
  - Planned issuances assume 5.75% interest rate
- **Planned deployment of FET proceeds include the long-term debt reductions above and short-term borrowings**
- **Continue to remain flexible throughout the plan period to respond to changing market conditions**

(1) Includes increased debt-related capital, net of any debt retirements and redemptions as the FET sale proceeds are deployed

26 Investor FactBook - Published February 8, 2024

Pathway to **A Premier Utility**

Targeting 14-15% FFO/Debt and Solid BBB Credit Ratings


Moody's CFO Pre-W/C to Debt
8.8%
1.2%
0.7%
0.5%
11.2%
2%
1%
1%
~(1)%
14-15%
2023A(1)
CFO: $2.2B
Debt: $25.4B
Special Items(2)
Weather - Related Sales
Pension Contribution
Adj. 2023A(1)
CFO: $2.8B
Debt: $25B
FET Proceeds Including Proportional Consolidation
Base Rates
Investment & Formula Rates
Taxes & O&M
2024F
CFO: $3.2B
Debt: $22B

+/- 1% CFO/Debt Sensitivity
+/- $230M Cash from Ops
+/- $1.5B Debt

2024 represents a solid foundation for consistent annual growth in FFO from our $26B investment plan

Targeting 14-15% FFO/debt in 2024 and beyond

Notes:
[1] FirstEnergy's estimate of Moody's calculation methodology - includes adjustments to GAAP CFO ($1,387M) and balance sheet debt ($24,910M, which includes currently payable long-term debt, short-term borrowings, and long-term debt and other long-term obligations). CFO adjustments include removing working capital/collateral ($395M), adding back pension contribution net of service cost ($611M), FET 19.9% proportional consolidation (-$132M), and other Moody's adjustments (-$13M). Debt adjustments include the unfunded pension adjustment ($1,483M), FET 19.9% proportional consolidation (-$1,208M), and other Moody's adjustments ($226M).
[2] Special items include PEER, FE Forward, and Investigation related costs.

27 Investor FactBook - Published February 8, 2024

Increasing Cash from Operations in 2024 & Beyond

Significantly improved cash flow of $4B in 2024 provides the foundation to grow cash through Energize365 investments and base rate case filings…



$1.4B
2023A Cash from Operations (GAAP)
$0.7
2023 Pension Contribution
$0.2
Weather
$0.4
2023 Unique Items
$0.6
Investments & Regulatory Growth
$0.7
All Other
$4.0B
2024F Cash from Operations (GAAP)

…and can fund the equity component of our investment plan plus dividends

2024 Key Cash Flow Drivers

- **Pension Contribution +$750M**
- **Weather +$160M**
- **2023 Unique Items +$400M**
  - Insurance proceeds delayed to 2024
  - PEER (early retirement program)
  - Lower corporate sponsorships and advertising
- **Investments & Regulatory Growth +$600M**
  - New base rates in MD, WV, NJ
  - Distribution rider programs
  - Deferred storm O&M recovery
  - Transmission rate base growth
  - Dx and Tx cost recovery (under collection in previous years)
  - Higher Federal cash taxes and O&M
- **All Other +$700M**
  - Return of collateral to suppliers in ‘23 (OH/PA POLR)
  - Net working capital change (A/P, Material & Supplies, Pre-payments)

28 Investor FactBook - Published February 8, 2024

FirstEnergy

3 0 0 4 5 0 3 0 0 1 ,2 0 0 8 0 0 3 0 0 2 7 5 6 0 0 1 2 5 6 5 0 3 0 0 5 2 5 1 0 0 1 5 0 1 0 0 3 7 5 5 0 5 0 2 5 0 9 0 0 6 5 0 4 5 0 1 0 0 2 0 5 5 0 5 7 5 4 0 0 2 0 0 3 0 0 6 0 0 2 0 0 1 4 5 1 5 5 4 5 1 0 0 1 ,2 2 5 7 5 1 ,1 0 0 1 0 0 1 0 0 8 7 5 3 2 5 1 2 5 8 0 0 7 5 5 0 0 3 0 0 1 ,8 0 0 1 ,5 0 0 1 ,0 5 0 4 6 3 6 0 7 8 5 0 - 500 1,000 1,500 2,000 2,500 3,000 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 3 2 0 3 4 2 0 3 5 2 0 3 6 2 0 3 7 2 0 3 8 2 0 3 9 2 0 4 0 2 0 4 1 2 0 4 2 2 0 4 3 2 0 4 4 2 0 4 5 2 0 4 6 2 0 4 7 2 0 4 8 2 0 4 9 2 0 5 0 2 0 5 1 2 0 5 6 2 0 5 9 FE Corp. Stand-Alone Transmission Integrated Distribution Consolidated Long-Term Debt Maturities As of December 31, 2023 Investor FactBook - Published February 8, 202429 $M Excludes securitization bonds VALUE ($B) AVG RATE AVG LENGTH Distribution $6.9 4.83% 10 yrs Integrated $5.1 4.52% 9 yrs Stand-Alone Transmission $5.3 4.09% 10 yrs FE Corp $6.5 3.85% 9 yrs Consolidated Total $23.8 4.33% 9 yrs

Pension/OPEB Overview ■ FE is the sponsor of the benefit plans for employees at FE’s subsidiaries and legacy, non-regulated subsidiaries ■ FE uses the Mark-to-Market (MTM) method for Pension/OPEB costs – Preferred method of accounting under GAAP; recognizes gains and losses in the year incurred, instead of being amortized over time – Each year at year-end, annual MTM adjustments are made to reflect changes in discount rates, actual return on plan assets, and any other differences in actuarial assumptions; these MTM adjustments are excluded from Operating (Non-GAAP) results – In certain instances, other events (e.g., significant plan changes) may result in MTM adjustments to be recognized in an interim period ■ FE follows a total return investment approach while considering liabilities to optimize the long-term return on plan assets for a prudent level of risk – Pension plan target asset allocations at YE 2023: Equities 30%, Fixed Income 29%, Private equity/debt 20%, Real estate 10%, Cash & derivatives 6%, Alternative investments 5% ■ FE is taking various approaches to de-risk the pension, including filing for updated rate recovery mechanisms in various state jurisdictions and exploring pension lift-outs for liabilities of legacy, non-regulated subsidiaries ■ On December 20, 2023, FE executed a lift-out transaction that transferred ~$683M of plan assets and $719M of plan obligations associated with our former generation subsidiaries to insurance providers (5% discount) – A pension lift-out transfers liability from a company’s pension plan to an insurance company that assumes future responsibility to fund and administer the benefit payments; all risk associated with these liabilities is eliminated and thus removed from the company’s balance sheet – Lift-out represents ~8% of total pension liability and reduces future earnings volatility in our pension plan by 10% ■ FE continues to evaluate potential other lift-outs in the future based on market and other conditions 30 See next slide for a Pension/OPEB Financial Summary and Key Planning Assumptions through 2028 Investor FactBook - Published February 8, 2024

Pension/OPEB Financial Summary

2022-2023 Actuals, Key Planning Assumptions

Income Statement Impacts

Pre-Tax $M, except EPS	2022A	2023A	2024F
Service Cost (post-capitalization)	$92	$68	
Interest Cost	284	$449	
EROA	(696)	(601)	
Amort. of Prior Cost (Credit)	(9)	(6)	
Net Periodic Benefit Costs (Credits) - Non-GAAP	($329)	($90)	
Illustrative EPS Impact (Credit) - Non-GAAP	**($0.40)**	**($0.12)**	**~($0.10)**
Mark-to-Market (Gain) / Loss	(72)	78	
Special Termination Benefits	-	29	
Net Periodic Benefit Costs (Credits) - GAAP	($401)	$17	

Funded Status – Qualified Pension

$B	2022A	2023A
PBO	$8.4	$8.0
Total Assets	$6.7	$6.9
Underfunded Amount	$1.7	$1.1
Funded Status	79%	86%
ROA	-19.5%	10.9%
Discount Rate (PBO)	5.2%	5.1%

PBO Change -$0.4

- Lift-Out -$0.7
- Discount rate +$0.3
- Service/interest cost accruals +$0.6
- Benefits paid -$0.6

Asset Change +$0.2

- Lift-Out -$0.7
- May Contribution +$0.8
- ROA +$0.7
- Benefits Paid -$0.6

Notes:
Special Termination Benefits related to benefits provided in connection with the PEER.
Service cost capitalization rate of 53% and 51% in 2022-2023, respectively.

Key Planning Assumptions

- **Pension/OPEB credit remains flat at ~$0.10/sh through 2028, representing < 5% of Operating EPS**
- **No expected minimum required contributions to the pension plan until 2028** (based on various assumptions including an annual expected return on assets of 8% and interest rates remain at current levels)
  - Current projection assumes ~$260M required contribution in 2028; this projection is updated annually as part of the YE MTM



~$650M improvement in funded status in 2023
($1,734)
($824)
$1,468
($1,090)
($543) Interest, Service Costs & Other
($117) Actuarial Changes
($164) Discount Rate
+$750 Voluntary Contribution
+$36 Retiree Liftout
+$682 ROA
Funded Status (79% @ YE22)
Negative Drivers
Positive Drivers
Funded Status (86% @ YE23)

31 Investor FactBook - Published February 8, 2024

FirstEnergy

Dividend Overview Investor FactBook - Published February 8, 202432 Dividend payments are subject to declaration by the Board of Directors $1.56/sh $1.60/sh $1.70/sh 2022A 2023A 2024F 2025F 2026F 2027F 2028F Annual Dividends Per Share (Declared) Dividend Payout Ratio: 63%65% Dividend Policy: 60-70% Targeted payout ratio 60-70%~63% ■ Resumed dividend growth in 2023 – In September & December 2023 Board declared quarterly dividends of $0.41/sh – 2023 Dividends Declared were $1.60 vs $2.56 in operating earnings (63% Payout) ■ Expect to continue dividend growth in 2024 – Our updated long-term plan assumes the declaration of four quarterly dividends of $0.425/sh, totaling $1.70 in 2024 – 6.25% increase vs. $1.60 declared in 2023 ■ Current Dividend Yield: 4%+ Expect dividend growth in line with Operating earnings through 2028 planning period

2024F Guidance Earnings Sensitivities Investor FactBook - Published February 8, 202433 Sensitivity (+/-) Full-Year EPS Impact (+/-) Sales Residential 1% ~$0.03 Commercial 1% ~$0.01 Industrial 1% < $0.01 Weather HDD 75 HDD vs. normal (Dec-Mar) ~$0.01 CDD 25 CDD vs. normal (June-Sept) ~$0.01 ROE Distribution: OH PA 1% (100 bps) ~$0.04 ~$0.06 Integrated: NJ (Dx / Tx) WV/MD (Dx / Tx) 1% / 0.5% (100 bps / 50 bps) ~$0.03 / ~$0.01 ~$0.03 / <$0.005 Stand-Alone Transmission: ATSI MAIT TrAILCo KATCo 0.5% (50 bps) ~$0.02 ~$0.01 ~$0.01 <$0.005

Long-Term Plan Evolution

With shareholder-friendly equity capital raises totaling ~$7B since late '21 and a strengthened balance sheet, we are positioned to execute our 2024-2028 plan without the need for incremental equity[1]

	5-year Investment plan	Average Annual Rate Base Growth	FFO / Debt	Annual Operating EPS Growth	Signal Peak & Pension Earnings as % of FE Cons.	Dividend Payout Ratio
2021-2025	**$18B** CapEx from $2.9B in 2021 to $4.1B by 2025	**6%** Consolidated Rate Base of $24B in 2021 to $31B in 2025	FFO / Debt by 2024 **~13%** Hold Co LT Debt as % Total Debt ~33% in 2021	**6-8%** EPS growth off prior year guidance	**~20%** Average annual EPS contribution (2021A-2023A)	**55-65%** Goal to resume dividend growth as earnings increase
2024-2028 (Current)	**$26B** CapEx from $4.3B in 2024 to $6.2B by 2028; 50%+ increase vs. Original Plan	**9%** Consolidated Rate Base of $29B in 2024 to $41B in 2028	FFO / Debt Target **14-15%** HoldCo debt < 20% by 2026	**6-8%** EPS growth off prior year guidance	**~5%** Average annual EPS contribution (2024-2028)	**60-70%** Growth in line with Operating EPS growth and payout ratio

Earnings quality substantially improved from true-up of Distribution ROE's, continued financial discipline and higher rate base growth through Energize365 grid investment program

[1] Excluding employee benefit programs of up to $100M/yr

34 Investor FactBook - Published February 8, 2024 FirstEnergy

Distribution Segment Delivering Customer-Focused Growth Investor FactBook - Published February 8, 2024 Focused on Our Future 35

Distribution Segment Overview OH & PA Operations: Distribution Only Investor FactBook - Published February 8, 202436 Modernizing and upgrading our system for a clean energy future. Increasing investments to enhance the customer experience. Providing safe, reliable and affordable energy every day. Continued Growth Delivering Customer-Focused Growth 4M+ Customers 2 States 10.5% OH Settled PA(1) Allowed ROEs $11.4B Rate Base (2024F) 6% Avg. Annual Rate Base Growth (2024-2028) $7.5B Investment Plan (2024-2028) 60% Investments Recovered via Formula Rates OH PA (1) Current PA PUC benchmark is 9.75%

$437 $525 $545 $590 $680 $745 $583 $660 $785 $890 $1,020 $1,045 2023A 2024F 2025F 2026F 2027F 2028F PA OH Distribution Investment Investor FactBook - Published February 8, 202437 $1B $1.2B $1.3B $1.5B $M $1.8B $1.7B ■ Increasing investments by 50% across planning period, from $1.2B in 2024 to $1.8B in 2028 ■ Investment Plan of $7.5B over 2024-2028 – Distribution only ■ Key Investment programs include DCR & Grid Mod II in Ohio as well as LTIIP/DSIC in Pennsylvania ■ Investments support the grid of the future and improve the customer experience by providing renewal of aging infrastructure, driving system resiliency, and supporting the energy transition

Distribution Rate Base Investor FactBook - Published February 8, 202438 $4.3 $4.5 $4.6 $4.9 $5.1 $5.5 $6.6 $7.0 $7.4 $7.9 $8.5 $9.1 2023A 2024F 2025F 2026F 2027F 2028F OH PA $13.6B $14.6B $10.9B $12.8B $12B $11.4B Note: Rate Base amounts exclude CWIP balances of ~$0.2B to ~$0.5B per year that earn AFUDC. $B Investments expected to enable a smarter and cleaner electric grid of the future and enhance the customer experience

Ohio Overview Investor FactBook - Published February 8, 202439 ■ OE, CEI, and TE provide Distribution service to 1,072K, 758K and 316K customers, respectively RECENT STATISTICS (Dec. 2023) Dx Rate Base $4.3B Earned ROE 5.8% Allowed ROE 10.5% Allowed Debt / Equity 51:49 INDUSTRIES SERVED: Primary and Fabricated Metals, Chemical, Automotive, Petroleum, Plastics & Rubber CUSTOMERS: 2.1M Grid Modernization 10.38% ROE | Actual Cap structure Quarterly Incremental Investments 10.5% ROE | 49% Equity Ratio Quarterly Energy Efficiency(1) Semi- Annual Transmission Annual Generation/ Purchased Power Costs Annual Bad Debt Quarterly RECOVERY MECHANISMS (1) Energy Efficiency rider in Ohio is currently only recovering costs of ESP IV demand response programs $175 $178 $181 $209 $168 $172 CEI OE TE AEP DPL DUK OHIO [state avg $181] Next planned BRC: May 2024 As of 1/1/2024 FE 3% < peer avg 2024F % of FE Rate Base: 17% % of FE EPS: 16%

Ohio **Overview**

Regulatory & Program

REGULATORY STRATEGY

- In December 2021, PUCO approved a unanimous settlement with Ohio stakeholders, which resolves a wide range of topics in ten proceedings before the Commission
  - Prospective rate credits to be provided to customers: $45M in 2024 and $25M in 2025
- Seeking PUCO approval of second phase of grid modernization business plan (Grid Mod II)
  - Application filed July 15, 2022
  - Evidentiary hearings scheduled to begin April 16, 2024
- Seeking PUCO approval of fifth electric security plan (ESP V)
  - Application filed April 5, 2023
  - Anticipate decision in Q2 2024
- Preparing for a base rate case filing in May 2024



Ohio Governor		
Michael DeWine	R	2027
PUCO		
Jenifer French (C)	R	2024
John D. Williams	I	2028
Lawrence K. Friedeman	D	2025
Dennis P. Deters	R	2026
Daniel R. Conway	R	2027

PROGRAM UPDATES

- **Proposed OH Grid Mod II** ($626M investments over 4 years)
  - Additional investments in smart meters, distribution automation and voltage regulating equipment; continued Advanced Distribution Management System (ADMS) implementation
  - Pilot programs: managed EV charging, battery storage system; automated devices in neighborhoods prone to animal- or tree-related outages
  - Cost recovery through Rider AMI
- **Proposed ESP V** (8-year term starting June 1, 2024)
  - Focus on reliability, affordability and stewardship for customers
  - Competitive solicitations to procure power for non-shopping customers
  - Continue Rider DCR with annual cap increases of $15M to $21M based on reliability performance
  - New storm rider to recover deferred balance over 5 years and recover/return storm O&M below/above baseline going forward
  - New vegetation management rider to recover O&M above baseline (currently $30M) and an enhanced program to accelerate removal of off-Right Of Way trees and brush
  - New 4-year energy efficiency programs ($72M/yr) with amortized recovery
  - Stewardship commitments not to be recovered from customers (~$52M over 8 years): support for low-income customers and EVs

40 Investor FactBook - Published February 8, 2024

FirstEnergy

Pennsylvania **Overview**


FirstEnergy
Met-Ed • Penelec • Penn Power • West Penn Power
Rate Districts
Penn Power
West Penn Power
Penelec
Met-Ed

2024F
% of FE Rate Base: 27%
% of FE EPS: 29%

CUSTOMERS: 2.1M

INDUSTRIES SERVED: Primary and Fabricated Metals, Shale Gas, Chemical, Coal Mining, Electric Equipment Manufacturing

- FE PA provides Distribution service to 2.1M customers and is a part of the distribution segment for reporting purposes
- Our 4 operating companies Met-Ed, Penelec, Penn Power, and West Penn Power were consolidated into FE PA on 01/01/2024
- The operating companies will maintain separate rate districts, but will be considered FE PA when filing in Pennsylvania
- Plan to merge into one rate district over the longer-term planning horizon

RECENT STATISTICS (Dec. 2023)

Dx Rate Base	$6.6B
Earned ROE	9.2%
Allowed ROE	Settled[1]
Allowed Debt / Equity	Settled

[1] Current PA PUC benchmark is 9.75%

RECOVERY MECHANISMS

Smart Meters *9.75% benchmark ROE | Actual Cap Structure*	Annual
Accelerated Infrastructure Investments *9.75% benchmark ROE | Actual Cap Structure*	Quarterly
Energy Efficiency	Annual
Generation/ Purchased Power Costs	Semi-Annual
Storm Costs	Rate case

PENNSYLVANIA [state avg $186]


ME
PN
PP
WPP
DUQ
PECO
PPL
$187
$200
$181
$155
$209
$198
$173
FE 7% < peer avg
Next planned BRC: Q2 2024

As of 1/1/2024

41 Investor FactBook - Published February 8, 2024

FirstEnergy

Pennsylvania **Overview**

Regulatory & Program

REGULATORY STRATEGY

- Last two PA rate cases (2015, 2017) were settled, which allows for parties to reach consensus revenue requirement without specifying agreement on specific individual terms (e.g., allowed ROE, rate base, capital structure)
- LTIIP II for the 2020-2024 period was approved in January 2020; all companies are currently collecting under the DSIC rider
  - DSIC caps set at 5%. DSIC cap for Penn Power is set at 7.5% through 2024 per settlement as approved by the commission on March 12, 2020
- File base rate case by April 2024 using projected YE25 rate base and receive order by YE24
- File LTIIP III by 2Q/3Q 24 and receive order by 4Q24



Pennsylvania Governor		
Josh Shapiro	D	2027
PA PUC		
Steve DeFrank (C)	D	2025
Kimberly M Barrow (VC)	D	2028
John F. Coleman, Jr.	R	2027
Ralph Yanora	R	2024
Katie Zerfuss	D	2026

PROGRAM UPDATES

- PA LTIIP II ($572M investments) 2020-2024
  - Accelerated replacement of utility poles, underground and overhead lines and fuses
  - Install new substation equipment, network vaults and manhole covers
  - Reconfiguration of circuits
  - Install automated equipment with continued ADMS implementation
- PA Energy Efficiency 2021-2026
  - Phase IV of the program for residential, residential low income, small and large commercial/industrial with specific opportunities for government, non-profit and institutional
  - $390M total program recoverable costs

42 Investor FactBook - Published February 8, 2024

FirstEnergy®

Integrated Segment Delivering Customer-Focused Growth & Enhancing Reliability Investor FactBook - Published February 8, 2024 Focused on Our Future 43

Integrated Segment Overview

WV, MD, & NJ Operations: Distribution, Transmission & Regulated Generation

~2M Customers

3 States



Fort Martin Power Station (Coal & Solar)
Harrison Power Station (Coal)
Bath County Pumped Hydro
MD
NJ
WV

10.2-10.5% TX
9.5-9.8% DX
Allowed ROEs

$9.4B
Rate Base (2024F)

Delivering Customer-Focused Growth and Enhancing Reliability

Modernizing and upgrading our system **to support the energy transition**.

Increasing investments to **support infrastructure renewal** and **enhance system performance.**

Providing **safe**, **reliable** and **affordable energy** every day.

Continued Growth

11% Avg. Annual Rate Base Growth (2024-2028)

$10.1B Investment Plan (2024-2028)

60% Investments Recovered via Formula Rates

44 Investor FactBook - Published February 8, 2024

Investment Plan Average (’24-’28) Integrated Investment Investor FactBook - Published February 8, 202445 ■ Increasing investments by ~45% across planning period, from $1.7B in 2024 to $2.4B in 2028 ■ Investment Plan of $10.1B over 2024-2028 period includes ~60% Distribution, ~35% Transmission and ~5% Regulated Generation ■ Key Investment programs include Energy Efficiency, AMI, and IIP2 in New Jersey, Solar and ELG in West Virginia and Empower in Maryland ■ Integrated Dx investments support infrastructure renewal, grid modernization and enable the energy transition while Integrated Tx investments add operational flexibility and enhance system performance $M $315 $360 $310 $425 $445 $575 $390 $550 $635 $735 $840 $885 $125 $160 $170 $110 $130 $75 $200 $200 $270 $290 $325 $350 $310 $390 $405 $460 $490 $550 $640 $720 $750 $825 $900 $1,000 $700 $940 $1,040 $1,195 $1,330 $1,435 2023A 2024F 2025F 2026F 2027F 2028F 2023A 2024F 2025F 2026F 2027F 2028F West Virginia/ Maryland New Jersey (24-’28) $4.2B $5.9B Dx: 60% | Tx: 40% Dx: 50% | Gx 15% | Tx: 35% (24-’28)

$4.2 $4.8 $5.3 $6.0 $6.9 $7.8 $3.6 $3.8 $4.0 $4.3 $4.6 $4.9 $0.9 $0.9 $1.0 $1.2 $1.5 $1.8 2023A 2024F 2025F 2026F 2027F 2028F NJ WV MD $13B $14.5B Integrated Rate Base Investor FactBook - Published February 8, 202446 Note: Rate Base amounts exclude CWIP balances of ~$0.7B to ~$0.9B per year that earn AFUDC. Maryland rate base includes CWIP. MD also includes Tx assets of PE-VA. $B $8.7B $11.5B $10.4B $9.4B Investments needed to prepare for the grid of the future, improve reliability and resiliency Includes average annual Rate Base growth of 17% from Transmission assets Integrated rate base includes ~58% distribution, ~24% transmission and ~17% generation

New Jersey Overview (JCP&L)



34.5kV
115 kV
230 kV
500 kV
JCP&L

2024F
% of FE Rate Base: 18%
% of FE EPS: 19%

CUSTOMERS: 1.2M

INDUSTRIES SERVED: Chemical, Primary and Fabricated Metals, Food Manufacturing, Plastic & Rubber

- JCP&L provides Distribution and Transmission services to 1,167K customers
- Transmission assets are owned and operated by JCP&L and recovered through formula rates

RECENT STATISTICS

	Distribution	Transmission
Jurisdiction	NJ BPU	FERC
Rate Base	$3.1B[1]	$1.3B[2]
Earned ROE	$4.1%[1]	10.2%
Allowed ROE	9.6% (settled)	10.2%
Allowed Debt / Equity	49% / 51%	49% / 51%[2]

(1) Represents filed ROE and rate base in pending rate case
(2) Represents projected average rate base and capital structure from JCP&L's 2024 Projected Transmission Revenue Requirement filing for the period January 1, 2024 through December 31, 2024

DISTRIBUTION RECOVERY MECHANISMS

Energy Efficiency *9.6% ROE | 51.44% Equity Ratio*	Annual
Generation/ Purchased Power Costs	Quarterly
Bad Debt	Annual

*In NJ, AMI capital, O&M, COR, Depreciation/Amortization, including ROR are deferred as regulatory assets for recovery in subsequent base rate case

NEW JERSEY [state avg $197]



$150
$155
$231
$200
$200
JCP&L Current
JCP&L Settlement
ACE
PSEG
RECO

FE 26% < peer avg

As of 1/1/2024

47 Investor FactBook - Published February 8, 2024

FirstEnergy

New Jersey Overview (JCP&L)

Regulatory & Program

REGULATORY STRATEGY

- Advanced Metering Infrastructure (AMI) Plan approved in February 2022
- Light-duty EV-driven charging program approved in June 2022; 4-year, $40M program
- Base Rate case filed March 2023; settlement filed February 2024. JCP&L will realize income from the $85 million increase beginning February 15th, with new rates effective for customers beginning June 1st.
- Filed an Investment Infrastructure Program (IIP) proposal in November 2023 to invest $935 million over 5 years
- Filed Energy Efficiency and Conservation (EE&C) filing in December 2023 that will cover the second Triennium (July 2024 – June 2027)



New Jersey Governor		
Phillip D. Murphy	D	2026
NJ BPU		
Christine Guhl-Sadovy (P)	D	2029
Marian Abdou	R	2024
Zenon Christodoulou	D	2026
Michael Bange	R	2027
Vacant		

See slide 55 for FERC Commissioners

PROGRAM UPDATES

- **NJ AMI** (Approved, $390M of investments) 2023-2025
  - Deploying 1.2M smart meters (~99% of our NJ customers)
- **NJ JCP&L EE&C** 2021–2027
  - Finalizing first Triennium with a total budget of $203M (July 2021-June 2024). Filed for a 1st phase extension through December 2024 for additional $69M
  - Filed EE&C filing in December 2023 that will cover the second Triennium (January 2025-June 2027). Proposed program costs of $964M
- **NJ EV Driven** 2022–2026
  - $40M Program (includes $11M implementation costs)
    - $15M incentives for public-access DC fast charging ports
    - $14M incentives for residential/commercial customers
- **EnergizeNJ (IIP)** 2024-2029, filed in November 2023
  - Total program costs are estimated at $935M for 5 years ($906M in capital and $29M in O&M) − 2024 mid-year start for capital deployment; revenues start in 2025 through base rate adjustments
  - Recovery based on authorized capital structure and return (currently 51.4% equity/48.6% debt and ROE - 9.6%; to be updated at the conclusion of 2023 base rate case)
- **Key terms of settlement include:**

Key Statistics	Settlement	Prior
Rate Base	$3.0B	$2.6B
Return on Equity	9.6%	9.6%
Cap Structure (Debt / Equity)	48.1% / 51.9%	49% / 51%
Test Year	June 2023	June 2020
Revenue Increase: $85M		

48 Investor FactBook - Published February 8, 2024

FirstEnergy

West Virginia Overview (MP & PE-WV)



115 kV
138 kV
230 kV
345 kV
500 kV
Mon Power
Potomac Edison

2024F (MP only)
% of FE Rate Base: 15%
% of FE EPS: 13%

CUSTOMERS: 553K

INDUSTRIES SERVED: Chemical, Coal Mining, Non-Metallic Minerals, Primary and Fabricated Metals, Oil & Gas Extractions

- MP provides Distribution, Transmission and Generation services to 397K customers, MP owns/controls 3,599MW of regulated generation
- PE provides Distribution, Transmission and Generation services to 156K (WV) customers and has a PPA in place with MP to procure generation
- Transmission assets are owned and operated by MP and PE with wholesale rates determined through formula rates

RECENT STATISTICS

	Distribution, Transmission, & Generation	Wholesale Transmission
Jurisdiction	WV PSC	FERC
Rate Base	$3.2B [1]	
Earned ROE	7.7%[1]	10.45%
Allowed ROE	Settled	10.45%
Allowed Debt / Equity	54% / 46%	51% / 49% (MP)[2] 49% / 51% (PE) [2,3]

[1] Represents filed ROE and rate base in pending rate case
[2] Represents projected average capital structure (of MP and PE) from SFC's 2024 Projected Transmission Revenue Requirement filing for the period January 1, 2024 through December 31, 2024.
[3] Includes PE-MD and PE-VA transmission assets

RECOVERY MECHANISMS

Incremental Investments	Annual
Generation/ Purchased Power Costs	Annual
Vegetation	Biennial
Storm Costs	Rate case

WEST VIRGINIA [state avg $152]



$124
$133
$170
$170
MP & PE Current
MP & PE Settlement
AEP (AP)
AEP (WP)

FE 22% < peer avg

As of 1/1/2024

49 Investor FactBook - Published February 8, 2024

FirstEnergy

West Virginia Overview (MP & PE-WV)

Regulatory & Program

REGULATORY STRATEGY

- WV PSC views MP and PE combined for regulatory filings and rate setting and reviews rate base on a combined basis (generation, transmission and distribution)
- Received approval to build three utility-scale solar generation projects totaling 30 MW; pending WV PSC approval on final two projects totaling 20 MW
- Received Commission approval of ELG environmental compliance projects at the Fort Martin and Harrison Power Stations; surcharge started January 2024
- Filed settlement to increase ENEC rates effective March 27, 2024 with deferred amounts to be recovered in 2025 and 2026
- Filed rate case settlement agreement in January 2024. New rates effective March 27, 2024
- Plan to file Integrated Resource Plan in 2025



West Virginia Governor		
James C. Justice, Jr.	R	2025
WV PSC		
Charlotte R. Lane (C)	R	2025
Renee A. Larrick	R	2023
William B. Raney	I	2027

See slide 55 for FERC Commissioners

PROGRAM UPDATES

- Mon Power utility-scale solar generation (see next page)
- ELG environmental compliance investments in WV total $142M and solar $110M ($102M without connection facilities)

Key terms of settlement include:

Key Statistics	Settlement	Prior
Rate Base	$3.2B[1]	$2.5B[1]
Return on Equity	9.80%	Settled
Cap Structure (Debt / Equity)	50.4% / 49.6%	53.5% / 46.5%
Test Year	2022	2013
Revenue Increase: $105M		

Key components of settlement include the following programs:

- An Infrastructure Investment Pilot Program to enhance reliability in rural areas by funding specific, targeted projects
- Launch of an Energy Assistance Outreach Team to enhance the company's ongoing efforts to increase awareness, education and participation in energy assistance programs available to eligible, low-income customers
- Ability to request in other proceedings the implementation of a Pension/OPEB Normalization Mechanism (PON) to establish a regulatory asset/liability for differences between actual expense and test year expense (using the delayed recognition method)
- Recovery of: (1) costs incurred by Mon Power and Potomac Edison from the impact of major storms; (2) retired generation assets; and (3) COVID-19

(1) Includes Distribution, Generation, and Transmission

FirstEnergy

50 Investor FactBook - Published February 8, 2024

Investor FactBook - Published February 8, 2024 West Virginia Generation (MP) PJM Zone State Fuel Type Units Net Max Cap (MW) Year Plant Comm 2023 Output M MWH Bath Co. Dominion VA Hydro 6 487(1) 1985 0.7 Ft. Martin APS WV Coal 2 1,098 1967 4.4 Harrison APS WV Coal 3 1,984 1972 11.2 OVEC Rest of RTO Multiple Coal Multiple 11(2) Various <0.1 Ft. Martin APS WV Solar 1 19(3) 2024 - Total RG 3,599 (1) Represents MP’s indirect 16.25% interest in Bath County, a pumped-storage hydroelectric station. Bath County is also 23.75% owned by LS Power (non-FE affiliated) and operated by 60% owner Virginia Electric and Power Company (non-FE affiliated). (2) Represents MP’s 0.49% entitlement based on its participation in OVEC (3) Online output beginning 2024 REGULATED GENERATION Investments $110M Total Capacity 50MW; Received approval for 30 MWs In-servicing 2024 – 2025 Order Details Commission approved surcharge for first three projects with 9.8% ROE Subscription Cost $0.04 per kWh + normal rates SRECs Created 87,000 per year PROPOSED SOLAR GENERATION 51 Bath Co. (VA) Harrison Ft. Martin Rivesville Wylie Ridge Marlowe Davis Ft. Martin

Maryland Overview (PE-MD) Investor FactBook - Published February 8, 202452 ■ PE provides Distribution and Transmission services to 289K customers ■ Transmission assets are owned and operated by PE and recovered through formula rates RECENT STATISTICS Energy Efficiency Annual Generation/ Purchased Power Costs Triannual DISTRIBUTION RECOVERY MECHANISMS INDUSTRIES SERVED: Chemical, Coal Mining, Non-Metallic Minerals, Plastics and Rubber Products CUSTOMERS: 289K Distribution (2023) Transmission Jurisdiction MD PSC FERC Rate Base $0.7B $0.2B(1,2) Earned ROE 4.7% 10.45% Allowed ROE 9.5% 10.45% Allowed Debt / Equity 47% / 53% 49% / 51%(1) $138 $177 $199 $218 PE Approved BGE Delmarva PEPCO MARYLAND [state avg $183] FE 30% < peer avg 115 kV 138 kV 230 kV 345 kV 500 kV Potomac Edison As of 1/1/2024 (1) Represents projected average rate base and capital structure (of PE) from SFC’s 2024 Projected Transmission Revenue Requirement filing for the period January 1, 2024 through December 31, 2024 (2) Includes PE-MD and PE-VA transmission assets. 2024F (PE) % of FE Rate Base: 4% % of FE EPS: 4%

Maryland Overview (PE-MD)

Regulatory & Program

REGULATORY STRATEGY

- Current distribution base rates approved October 2023

Key Statistics		
	Approved	Prior
Distribution Rate Base	$682M	$462M
Return on Equity	9.5%	9.65%
Cap Structure (Debt / Equity)	47% / 53%	47% / 53%
Test Year (12 months ended)	Dec. 2022	June 2018
Revenue Increase:	$29M	



Maryland Governor		
Wes Moore	D	2027
MD PSC		
Frederick H. Hoover (C)	D	2028
Kumar P. Barve	D	2024
Michael T. Richard	R	2025
Anthony J. O'Donnell	R	2026
Bonnie A. Suchman	D	2027

See slide 55 for FERC Commissioners

PROGRAM UPDATES

- **MD EmPOWER** Energy Efficiency Program 2024-2026
  - Received approval authorizing the 2024-2026 EmPOWER program cycle, with projected costs of ~$310 million
- **MD EV Driven Pilot Program** 2019–2023
  - $7M pilot program, $554k in rebates
  - Installing and owning 59 L2/DC Fast Chargers (utility-owned)
  - Plan to file for Phase II of program in 2024
- **MD Battery Storage Pilot Program** 2022–2037
  - $8M program
  - Company owned/operated at EV charging location (500kW), 3rd party owned/operated on distribution radial circuit (1.75MW)
- **MD EV School Bus Pilot Program** 2024–2028
  - Supports the electric school bus (ESB) transition across Potomac Edison's Maryland service territory
    - Submitted proposal in January 2024 to support Maryland's Climate Solutions Now Act of 2022, which requires any new school buses contracted or purchased by public school systems in the state to be zero emissions
  - Intended to help the state meet climate goals by reducing greenhouse gas emissions

53 Investor FactBook - Published February 8, 2024

FirstEnergy

Stand-Alone Transmission Segment Enhancing Reliability Investor FactBook - Published February 8, 2024 Focused on Our Future 54

Stand-Alone Transmission Segment Overview FET (ATSI, TrAILCo, MAIT) and KATCo 9% Avg. Annual Rate Base Growth (2024-2028) Investor FactBook - Published February 8, 202455 A premium business with a continued long-term pipeline of transmission investment opportunities Focused on investments that improve grid reliability and grid resiliency $8.1B Consolidated Investment Plan (2024-2028) 100% FERC-regulated, forward-looking rates Continued Growth FERC Willie L. Phillips (Acting Chair) D 2026 Allison Clements D 2024 Mark Christie R 2025 Vacant - - Vacant - - 10.3-12.7% Allowed ROEs $8.4B Rate Base (2024F) 16.8K Tx Line Miles 5 States 2024F % of FE Rate Base: 19% % of FE EPS: 21%

Stand-Alone Transmission Investment Investor FactBook - Published February 8, 202456 Note: Consolidated plan including Brookfield’s ownership percentage $591 $540 $675 $715 $790 $880 $533 $675 $640 $705 $735 $825 $37 $35 $35 $35 $40 $50 $112 $115 $120 $135 $150 $160 2023A 2024F 2025F 2026F 2027F 2028F KATCo TrAILCo MAIT ATSI $1.7B $1.9B $1.3B $1.4B $1.5B $1.6B $M ▪ Increasing investments by ~40% across planning period, from $1.4B in 2024 to $1.9B in 2028 ▪ Investment plan recovered through 100% formula rates ▪ Investments add operational flexibility, enhance system performance and reliability, and improve system resiliency

$3.8 $4.1 $4.3 $4.7 $5.0 $5.4 $1.4 $1.4 $1.4 $1.3 $1.3 $1.3$2.1 $2.4 $2.9 $3.4 $4.0 $4.5 $0.4 $0.5 $0.5 $0.6 $0.7 $0.8 2023A 2024F 2025F 2026F 2027F 2028F ATSI TrAIL MAIT KATCo FE Rate Base (Excl. Brookfield) $5.0B $5.3B $11B $12B $6.4B$6.4B Stand-Alone Transmission Rate Base Investor FactBook - Published February 8, 202457 Note: Rate Base amounts exclude CWIP balances of ~$0.7B to ~$1.5B per year that earn AFUDC Consolidated plan includes Brookfield’s ownership percentage $B $7.7B $10B $9B $8.4B 100% formula rate investments will support the grid of the future by enhancing reliability and system resiliency $5.8B $7.0B 100% FE Owned FE Rate Base (excluding Brookfield) average annual growth of 9% from 2024-2028

ATSI Overview Investor FactBook - Published February 8, 202458 69 kV 138 kV 345 kV Jurisdiction FERC Test year Forward-looking Term January-December Filing month October True-up mechanism Yes (1) Represents projected average rate base and capital structure from ATSI’s 2024 Projected Transmission Revenue Requirement filing for the period January 1, 2024 through December 31, 2024 (2) On February 2, 2023, announced agreement to sell an additional 30% ownership interest in FET to Brookfield. Targeting transaction close in 1Q 2024. FE’s ownership is 80.1% until the transaction close. 10.38% Allowed ROE (Settled) $4.1B(1) 2024 Rate Base (Avg. Annual) 40% / 60%(1) Capital structure (Debt / Equity) NEW MAP UNDER DEVELOPMENT FE Utility Service Territory Ownership(2): FE 50.1% / Brookfield 49.9%

MAIT Overview Investor FactBook - Published February 8, 202459 (1) Represents projected average rate base and capital structure from MAIT’s 2024 Projected Transmission Revenue Requirement filing for the period January 1, 2024 through December 31, 2024 (2) On February 2, 2023, announced agreement to sell an additional 30% ownership interest in FET to Brookfield. Targeting transaction close by end of 1Q 2024. MAIT’s equity ownership consists of Class A and Class B shares. As of 12/31/23, MAIT’s equity breakdown is 57% Class A and 43% Class B shares. Class A shares are fully owned by FET, LLC and subject to the ownership interest in FET, LLC by FE and Brookfield. Class B shares are 100% owned by FE and represent the former ME/PN ownership of MAIT. 10.3% Allowed ROE (Settled) $2.4B(1) 2024 Rate Base (Avg. Annual) 40% / 60%(1) Capital structure (Debt / Equity) Jurisdiction FERC Test year Forward-looking Term January-December Filing month October True-up mechanism Yes 138 kV 230 kV 345 kV 500 kV46 kV 69 kV 115 kV FE Utility Service Territory NEW MAP UNDER DEVELOPMENT Ownership(2): FE 72% / Brookfield 28%

TrAILCo Overview

TrAILCo
A FirstEnergy Company



- FE Utility Service Territory
- FirstEnergy VA Transmission Zone
- TrAIL 500 kV Line
- ▲ Substation
- FE TrAIL 50% Joint Ownership with Dominion Resources
- Dominion Resources Owned

Jurisdiction	FERC
Test year	Forward-looking
Term	June-Following May
Filing month	May
True-up mechanism	Yes

12.7% (TrAIL the Line & Black Oak SVC) 11.7% (All other projects)	Allowed ROE (Settled)
$1.4B[1]	2024 Rate Base (Avg. Annual)
40% / 60%[1]	Capital structure (Debt / Equity)

Ownership[2]: FE 50.1% / Brookfield 49.9%

[1] Represents projected average rate base and actual year-end cap structure from TrAILCo's 2022 Formula Rate Annual updated filing for the period June 1, 2023 through May 31, 2024; Rate base may change based on the Transmission Revenue Requirement Filing for 2023 actuals

[2] On February 2, 2023, announced agreement to sell an additional 30% ownership interest in FET to Brookfield. Targeting transaction close in 1Q 2024. FE's ownership is 80.1% until the transaction close.

60 Investor FactBook - Published February 8, 2024

FirstEnergy

KATCo Overview Investor FactBook - Published February 8, 202461 Jurisdiction FERC Test year Forward-looking Term January-December Filing month October True-up mechanism Yes 10.45% Allowed ROE (Settled) $0.5B(1) 2024 Rate Base (Avg. Annual) 49% / 51%(1) Capital structure (Debt / Equity) (1) Represents projected average rate base and capital structure (of WPP) from SFC’s 2024 Projected Transmission Revenue Requirement filing for the period January 1, 2024 through December 31, 2024. Effective 1/1/24 certain West Penn Power transmission assets were transferred to KATCo, as a result of the Pennsylvania OPCo Consolidation into one distribution only utility, FE PA. 345 kV 500 kV 138 kV 100% FE Ownership 69 kV 115 kV 230 kV FE Utility Service Territory

Corporate Responsibility | EESG Investor FactBook - Published February 8, 2024 Focused on Our Future 62

Integrated EESG throughout FirstEnergy’s strategy 63 We believe our success requires strong management and oversight of employee, environmental, social and governance (EESG) matters, as well as transparency and accountability regarding where we need to improve and how we’re going to succeed. Investor FactBook - Published February 8, 2024

Industry Awards & Recognition

EESG employee environmental social governance

Award	Description	Category
Right-of-Way Stewardship Council	Recognized in 2022 by the ROW Stewardship Council as a fully accredited ROW Utility Steward	Environmental
Site Selection Magazine	Top utility for economic development by Site Selection magazine for fifth year in a row	Social
EEI Edison Electric Institute	Received Industry Recognition from Edison Electric Institute for Outstanding Service to Major Customers	Social
	Received Industry Recognition for Outage Restoration Efforts for the 15th consecutive year	Social
U.S. Veterans Magazine / Military Friendly 2023 Bronze Employer	Awarded US Veterans Mag / Military Friendly Employer Bronze	Employee
U.S. News	Recognized as one of best companies to Work for – Utility Industry from U.S. News & World Report	Employee
The Engineer	Top 50 diversity employer by Minority Engineer magazine	Employee
CPA-Zicklin Index	Rated a Trendsetter in 2023 CPA-Zicklin Index with a score of 92.9%	Governance
Tree Line USA	Arbor Day Tree Line Award for 25th consecutive year	Environmental
Nationwide CCAA for Monarch Butterfly	Recognized by U.S. Fish and Wildlife Service as Nationwide Candidate Conservation Agreement with Assurances for Monarch Butterfly Partner on Energy and Transportation Lands	Environmental

★ Employee ★ Environmental ★ Social ★ Governance

64 Investor FactBook - Published February 8, 2024

FirstEnergy

EESG: Employee Highlights

Diverse, Inclusive, Rewarding Culture

- Culture champions embed core values and support culture transformation across the company
- 8 Employee Business Resource Groups, with 20 chapters and ~3,000 members
- Delivered a series of DEI programs focused on employee growth and development and fostering deeper connections between our leadership and workforce

Talent Management and Employee Development

- Enhanced diversity recruiting strategy to expand reach, improve sourcing and engage over 600 employees through Ambassador Network
- Enhanced performance management process for more transparency into employee performance evaluations, stronger accountability and opportunity for employee involvement and growth
- Formal mentoring program with 376 participants

Employee Safety, Health and Wellness

- Fostering a culture of psychological safety where employees feel safe and are encouraged to speak up
- Helping employees work in a mobile and flexible fashion while increasing employee satisfaction and work-life balance
- Living our core value of safety by creating a work environment that helps ensure every employee returns home safely every day

We strive to develop a safe, inclusive, equitable and rewarding work culture for all employees

See more Employee Highlights at Employee (fecorporateresponsibility.com)

65 Investor FactBook - Published February 8, 2024

FirstEnergy

EESG: Climate Strategy

Reducing Scope 1 emissions to achieve carbon neutrality by 2050	Enabling the energy transition to a low-carbon future
• Coordinating with regulators to move beyond our coal-fired generating plants by 2050 • Reducing sulfur hexafluoride (SF_6) emissions from transmission equipment • Electrifying our vehicle fleet	• **Protecting** and **enhancing** the **transmission** system to support grid reliability and enable increased renewables and other clean energy trends • Building the technologically **advanced distribution grid** of the future by implementing grid management solutions, smart meters, automation, EV charging infrastructure and other emerging technologies • Building solar in WV and continually looking for and acting on **forward-thinking opportunities** to build or support additional clean energy resources, within restrictions of state laws and regulations.

CARBON NEUTRAL by 2050

After careful consideration and evaluation, we have made the decision to remove our interim 2030 target of our Scope 1 GHG reduction goal.

Challenges impeding our ability to maintain our 2030 interim target include: energy policy in West Virginia, changing market conditions and future resource adequacy concerns.

We maintain our long-term commitment to move beyond our two coal-fired generating plants which enables us to achieve net neutrality of our Scope 1 emissions by 2050.

FirstEnergy Climate Strategy (firstenergycorp.com)

66 Investor FactBook - Published February 8, 2024

FirstEnergy

EESG: Climate - Greenhouse Gas Reduction Goal

Our Scope 1 Decarbonization Approach

CARBON NEUTRAL by 2050

West Virginia Generation Decarbonization Approach

Engineering, permitting, financing, regulatory approvals, just transition plans etc. for FM & HAR replacements (2025–2045)

Now	2025	2030	2035	2040	2045	2050
Investigate technology opportunities	IRP describing proposed replacement of Fort Martin (FM) in 2035	IRP describing proposed replacement of Harrison (HAR) in 2040	FM projected end of useful life	HAR projected end of useful life	Buffer if needed to implement generation options	Ambition: Carbon neutral

Mobile Fleet Decarbonization Approach

Reduce truck idling and truck rolls. Continue working with vendors for electrification options for all mobile fleet and execute asset replacement plan to electrify 30% of light-duty and aerial fleet vehicles. Research lower carbon fuels for air fleet.

SF6 Decarbonization Approach

Implement formal leak repair/replace guidelines. Upgrade the transmission system, including DER integration. Research & implement near-term & longer-term non-SF_6 alternatives

67 Investor FactBook - Published February 8, 2024

FirstEnergy

EESG: Climate – FirstEnergy's Generation Portfolio In Perspective

FirstEnergy's current coal portfolio represents about 1.5% of total coal capacity in the United States, and about 7% of PJM's coal capacity

84% reduction in Scope 1 GHG emissions since 2005 through activities including:

- Retired 5,954 MW of fossil fuel capacity
- Sold 1,931 MW of fossil fuel capacity
- Separated 6,587 MW of fossil fuel capacity
- Lower generation output due to market conditions

2023A
Coal Generation as % of Total FE:

Rate Base:
~6%

Net Income:
~5%

Revenues:
~10%

2005 → 2023

68 Investor FactBook - Published February 8, 2024

FirstEnergy

EESG: Climate – Supporting the Energy Transition

ENERGIZE 365

THROUGH ENERGIZE365 FIRSTENERGY IS **AIMING TO MITIGATE PHYSICAL AND TRANSITION RELATED CLIMATE RISKS** & **REALIZING OPPORTUNITIES** FOR OUR STAKEHOLDERS

FE is mitigating physical climate risks through T&D projects to improve the resiliency and reliability of the grid and address wildfire risk

FE is mitigating transition risks through companywide decarbonization efforts, monitoring regulatory and legislative environments, and enabling customers to thrive in a reduced carbon economy

Physical climate risks	Transition risks
Transmission Investments	**Solar Generation**
Grid of the Future Distribution Investments	**DER Interconnections**
Energy Efficiency Opportunities	**NJ Offshore Wind**
Companywide Decarbonization Efforts	**Economywide Electrification**

69 Investor FactBook - Published February 8, 2024

FirstEnergy

EESG: Environmental Highlights 70 See more Environmental Highlights at Environmental (fecorporateresponsibility.com) Acting as good stewards of our environment and our communities CREATING POLLINATOR- FRIENDLY HABITATS Achieved 208 acres of biodiverse habitats since 2020 Support our communities through development and planting of pollinator gardens throughout our territory BIODIVERSITY COMMITMENT & CONSERVATION Planted 25,550 trees in our service territory in 2023 Green Teams targeting to plant additional 25,000 trees in 2024, focusing 50% on underserved areas CONTINUED ROW STEWARD ACCREDITATION Improving habitat and providing ecological benefits for wildlife Continued ROW Steward Accreditation for Integrated Vegetation Management ENVIRONMENTAL JUSTICE Policy and program established in 2022 Committed to ensuring inclusive participation and equitable consideration of stakeholders as we seek a sustainable future for the communities we serve Investor FactBook - Published February 8, 2024

EESG: Social Highlights 71 Public Safety Campaign Corporate Giving $4.89M 2023 Employee Volunteer Hours Economic Impact 27,970 25,000 New Jobs Attracted (direct, indirect and induced) $11.5B Public Safety Outreach Campaign Integrated Marketing Communications including Advertising, Social Media & Public Relations Live Wire Electrical Safety Trailers Programs focusing on students, first responders and at-risk contractors See more Social Highlights at Social (fecorporateresponsibility.com) Advancing equitable and inclusive business practices to enable positive change for our communities, while delivering superior customer service Utilized “We’re Customers Just Like You” campaign to raise customer awareness of payment assistance programs Developing an effortless, transparent and consistent customer experience Investor FactBook - Published February 8, 2024

EESG: Governance Highlights


Detection
GOVERNANCE
& LEADERSHIP
ENGAGEMENT
Correction
Prevention


THE POWER OF
INTEGRITY
FIRSTENERGY'S CODE OF CONDUCT



Centralized Compliance

Utilizing the Employee Concerns Line and EthicsPoint to anonymously report violations or other business conduct inquiries

Providing training to all employees and leaders on the Code of Conduct, Speak-up Resources, Concerns Management, Gifts & Business Courtesies, and Political and Public Engagement policies and procedures

Integrity Driven Culture

Acting with integrity in our daily work is important and powerful

Spotlighting each of our 5 core values to help employees better understand how living our values drives our success at FirstEnergy

Board Diversity

The Board balances directors' skills, experiences and perspectives, with a mix of diversity in gender, race and ethnicity, tenure and background. This ensures that the perspective of the Board is broad, diverse and effective.

Maintaining oversight and accountability of significant company issues and strengthening risk management

See more Governance Highlights at Governance (fecorporateresponsibility.com)

72 Investor FactBook - Published February 8, 2024

FirstEnergy®

2020 2021 2022 2023 37 32 38 40 2020 2021 2022 2023 73 EESG: Continuing Improvement of ESG Rating Scores Actively engaging with rating organizations and internal business units to continue to improve transparency and disclosures and improve our ESG rating scores Higher scores are better Lower score is better BB BBBBB BBB 2023 Peer Avg 48.6 91.4 92.9 92.9 2020 2021 2022 2023 A 2023 Peer Avg 2023 Avg of S&P 500 companies 34.1 29.4 25.7 2020 2021 2022 2022 Peer Avg Investor FactBook - Published February 8, 2024

EESG: Improvement through Transparency Efforts Key Disclosures 74 Climate Report Climate Strategy Corporate Engagement Report (Trade associations) Code of Conduct Environmental Justice Policy EEI Template SASB EESG Data Tables GRI 2023 Proxy TCFD Disclosure Climate Governance EESG Data Corporate Governance Policies Investor FactBook - Published February 8, 2024

IR Contacts & Other Information Investor FactBook - Published February 8, 2024 Focused on Our Future For our email distribution list, please contact: Delinda Herman, Executive Assistant to Vice President dherman@firstenergycorp.com 330.384.5584 Shareholder Inquires: Shareholder Services (Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC)) FirstEnergy@equiniti.com 1.800.736.3402 Irene M. Prezelj Vice President, IR & Communications prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, IR mackinj@firstenergycorp.com 330.384.4829 75

Commonly Used Terms & Acronyms

ADIT	Accumulated Deferred Income Taxes
AFUDC	Allowance for Funds Used During Construction
AMI	Advanced Metering Infrastructure
BGS	Basic Generation Service
BOD	Board of Directors
Brookfield	North American Transmission Company II L.P.
CapEx	Capital Expenditures
CDD	Cooling Degree Days
CFO	Cash From Operations
CFO pre-WC	Cash From Operations pre-Working Capital
CO_2	Cardon Dioxide
CWIP	Construction Work in Progress
DCR	Delivery Capital Recovery
DEI	Diversity, Equity, and Inclusion
DMR	Distribution Modernization Rider
DPA	Deferred Prosecution Agreement
DRIP	Dividend Reinvestment Plan
DSE	Demand Side Management and Energy Efficiency
DSIC	Distribution System Improvement Charge
DSSR	Default Service Support Rider
Dx	Distribution
EDIS	Electric Distribution Investment Surcharge
EDIT	Excessive Deferred Income Taxes
EE	Energy Efficiency
EEI	Edison Electric Institute
EE&C	Energy Efficiency & Conservation
ELG	Effluent Limitation Guidelines
EmT	Emerging Technologies
ENEC	Expanded Net Energy Costs
EPS	Earnings per Share
EESG	Employee, Environmental, Social, and Corporate Governance
ESP	Electric Security Plan
ETF	Energizing the Future
ETR	Effective Tax Rate
EV	Electric Vehicle
FCF	Free Cash Flow
FERC	Federal Energy Regulatory Commission
FEU	FirstEnergy Utilities
Fitch	Fitch Ratings Service
FFO	Funds From Operations
GEN	Generation Service Rider
Gx	Generation
GAAP	Generally Accepted Accounting Principles
GHG	Greenhouse Gases
HB 6	House Bill 6, as passed by Ohio's 133rd General Assembly
HDD	Heating Degree Days
kV	Kilovolt
kWh	Kilowatt-hour
LDR	Lost Distribution Revenues
LTD	Long-Term Debt
LTIIP	Long-Term Infrastructure Improvement Plan
MD PSC	Maryland Public Service Commission
MTM	Mark-to-Market
MW	Megawatt
MWH	Megawatt-hour
Moody's	Moody's Investors Service, Inc.
NJ BPU	New Jersey Board of Public Utilities
NGC	Non-Utility Generation Charge
NMB	Non-Market Based
OSHA	Occupational Safety and Health Administration
OPEB	Other Post-Employment Benefits
OVEC	Ohio Valley Electric Corporation
PA Consolidation	Consolidation of Pennsylvania Companies
PA PUC	Pennsylvania Public Utility Commission
PEER	FirstEnergy's Program for Enhanced Employee Retirement
PBO	Projected Benefit Obligation
PJM	PJM Interconnection, LLC, an RTO
PPA	Purchase Power Agreement
PTC	Price-to-Compare
PUCO	Public Utilities Commission of Ohio
RD	Regulated Distribution
ROA	Return on Assets
ROE	Return on Equity
RRC	Regional Greenhouse Gas Initiative (RGGI) Recovery Charge
RT	Regulated Transmission
RTO	Regional Transmission Organization
S&P	Standard & Poor's Rating Service
S&P 500	Standard & Poor's 500 index
SEET	Significantly Excessive Earnings Test
Sf_6	Sulfur Hexafluoride
SFC	South FirstEnergy Operating Companies
SIP	Stock Investment Plan
SOS	Standard Offer Service
SRC	Storm Recovery Charge
SVC	Static Var Compensator
TCJA	Tax Cuts and Jobs Act
TTM	Trailing Twelve Months
Tx	Transmission
WC	Working Capital
WV PSC	West Virginia Public Service Commission
YE	Year End

FirstEnergy Companies

AGC	Allegheny Generating Company
ATSI	American Transmission Systems, Incorporated
CEI	The Cleveland Electric Illuminating Company
FE PA	ME, PN, PP, WPP, which merged with and into FE PA on January 1, 2024
FET	FirstEnergy Transmission, LLC
JCP&L	Jersey Central Power & Light Company
KATCo	Keystone Appalachian Transmission Company
MAIT	Mid-Atlantic Interstate Transmission, LLC
ME	Metropolitan Edison Company
MP	Monongahela Power Company
OH Companies	OE, CEI, TE
OE	Ohio Edison Company
PE	The Potomac Edison Company
PN	Pennsylvania Electric Company
PP	Pennsylvania Power Company
TE	The Toledo Edison Company
TrAILCo	Trans-Allegheny Interstate Line Company
WPP	West Penn Power Company

76 Investor FactBook - Published February 8, 2024

2023A Operating Earnings[1]: Segment View

As of year-end 12/31/2023

RD

$1.60 *(~62%)* — OH, PA, NJ, WV/MD

RT

$0.91 *(~36%)* — JCP&L, MP/PE, FET (ATSI, MAIT, TRAIL), WP (KATCo)

Corp

$0.05 *(~2%)* — Primarily includes: FE Corp. HoldCo debt and Signal Peak

2023A $2.56

As of 1/1/2024

Distribution (Dx only)

OH (OE, CE, TE), PA (FEPA) — **$1.20** *~47%*

Integrated (Tx, Dx, & Gx)

NJ (JCP&L), WV/MD (MP, PE) — **$0.67** *~26%*

Stand-Alone Transmission (Tx only)

FET (ATSI, MAIT, TRAIL), KATCo — **$0.70** *~27%*

Corp

Primarily includes: FE Corp. HoldCo debt and Signal Peak — **($0.01)** *~(0%)*

2023A $2.56

Beginning with 1Q 2024 earnings, we will implement new segment reporting that will align with our updated organizational structure

+ Greater transparency into business unit performance
+ Alignment of cash flow, credit metrics, balance sheet and earnings
+ Simplifies reporting so that entire legal entity resides within one segment
+ Consistent with peers

[1] See slides 78-79 for GAAP to Non-GAAP reconciliation

77 Investor FactBook - Published February 8, 2024

FirstEnergy

2023 GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

(In $M, except per share amounts)	2023A				
	Distribution	Integrated	Stand-Alone Transmission	Corporate/ Other	FirstEnergy Consolidated
2023 Earnings (Loss) Attributable to FE Corp. from Continuing Operations (GAAP)	**$587**	**$300**	**$399**	**($163)**	**$1,123**
2023 Earnings (Loss) Per Share from Continuing Operations (573M shares)	**$1.02**	**$0.52**	**$0.70**	**($0.28)**	**$1.96**
Excluding Special Items:					
Debt-related costs	-	-	-	$0.05	$0.05
Enhanced employee retirement and other related costs	$0.07	$0.06	-	-	$0.13
Exit of generation	-	-	-	$0.02	$0.02
FE Forward cost to achieve	$0.04	$0.01	-	$0.04	$0.09
Investigation and other related costs	-	-	-	$0.10	$0.10
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	$0.04	$0.06	-	($0.05)	$0.05
Regulatory charges	$0.03	$0.02	-	-	$0.05
Strategic transaction charges	-	-	-	$0.11	$0.11
Total Special Items	**$0.18**	**$0.15**	-	**$0.27**	**$0.60**
2023 Operating Earnings (Loss) per share – Non-GAAP (573M shares)	**$1.20**	**$0.67**	**$0.70**	**($0.01)**	**$2.56**

[1] Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.

78 Investor FactBook - Published February 8, 2024

FirstEnergy

2022-2023 Special Items(1) ■ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ■ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations. ■ Exit of generation: Primarily reflects charges resulting from the exit of competitive operations. ■ FE Forward cost to achieve: Primarily reflects the termination charge associated with exiting certain sporting sponsorship agreements and certain advisory and other costs incurred to transform the Company for the future. ■ Investigation and other related costs: Primarily reflects legal and advisory expenses related to the government investigations. ■ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. ■ Regulatory charges: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ■ State tax legislative changes: Primarily reflects charges resulting from 2022 state tax legislative changes. ■ Strategic transaction charges: Primarily reflects the net tax charges associated with the FET interest sales. Investor FactBook - Published February 8, 202479 (1) Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

Forward-Looking Statements 80 Forward-Looking Statements: This Factbook includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, rising interest rates, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cyber security, and climate change; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our Energize 365 transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change , emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s (a) Item 1A. Risk Factors, (b) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) other factors discussed herein and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Investor FactBook - Published February 8, 2024

Non-GAAP Financial Matters 81 This presentation contains references to certain financial measures including, Operating earnings (loss) and Operating earnings (loss) per share (“EPS”), including by segment, and the impact of special items on the following measures, Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp. from continuing operations as “non-GAAP financial measures” which are not calculated in accordance with U.S. Generally Accepted Accounting Principals, (“GAAP”). Management uses these non-GAAP financial measures to evaluate the Company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the Company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS is Continuing Operations EPS (GAAP), as reconciled in the above table. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by the weighted average number of common shares outstanding, which is 571 million shares for full year 2022, 573 million shares for the full year 2023, and 576 million shares for the full year 2024. A reconciliation of forward-looking non-GAAP measures, including 2024 Operating EPS and long-term annual Operating EPS growth projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without reasonable effort, predict the impact of these special items in the context of operating EPS guidance and long-term annual operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. Investor FactBook - Published February 8, 2024